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                                                                   EXHIBIT 10.32


                                   WAREFORCE
                             1700 E. ROSECRANS AVE.
                           Manhattan Beach, CA 90266



January 3, 2001


The Shaar Fund Ltd.
c/o Levinson Capital Management
Two World Trade Center
New York, NY 10048


Dear Mr. Levinson:


     This letter sets forth the oral agreement that was reached between The Shaar Fund Ltd. ("Shaar"), Wareforce.com, Inc. ("Wareforce") and Orie Rechtman on or about November 13, 2000.

     As you know, Wareforce is currently in default of Section 2(a) of the Registration Rights Agreement dated May 2, 2000 between Shaar and Wareforce (the "RRA") and is obligated to pay Shaar liquidated damages under Section 2(b) of the RRA. Subject to the terms of this letter Agreement, Shaar has agreed to waive Wareforce's obligation to pay the liquidated damages that accrue through February 12, 2001 under Section 2(b) of the RRA.

     In consideration of Shaar waiving Wareforce's obligation to pay the liquidated damages that accrue through February 12, 2001 for the default mentioned above, Mr. Rechtman has agreed to place into escrow in favor of Shaar 342,800 shares of Wareforce common stock which he personally holds (the "Escrowed Shares"). Both Shaar and Mr. Rechtman agree that Interwest Transfer Company ("Interwest") will be the escrow agent for this transaction, and Interwest has agreed to act in such capacity.

     If Wareforce cures its default under Section 2(a) of the RRA by February 12, 2001, Interwest will return the Escrowed Shares to Mr. Rechtman subject to the penultimate paragraph of this letter.

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     If Wareforce does not cure its default under Section 2(a) of the RRA by
February 12, 2001, Interwest will deliver the Escrowed Shares to Shaar.

     Except as set forth above, Shaar does not waive any other breach or default by Wareforce under any agreement between Shaar and Wareforce.

     In the event of a dispute between the parties hereto, Interwest, as the escrow agent, shall be entitled, at its sole discretion, to interplead the Escrowed Shares and/or cash or other escrowed items, to any federal court whose districts encompass any part of the City of New York or any state court of the State of New York sitting in the City of New York. The parties hereto agree to hold Interwest, its officers, agents and employees harmless for such action. In the event that Interwest determines that it is prudent to file the interpleader, Wareforce agrees to pay all costs, reasonable attorney's fees and expenses, incurred by Interwest, for taking such action.

     This letter agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     No modification of this letter shall be deemed effective unless signed in writing by each of the parties hereto. Wareforce shall pay all expenses incurred by Interwest.

     Mr. Rechtman hereby directs Interwest to place the Escrowed Shares into escrow. Mr. Rechtman directs Interwest to deliver the Escrowed Shares to Shaar upon Interwest's receipt of written notice from Shaar, to be delivered by Shaar within 7 days of February 13, 2001, that Warefoce continues to be in default of
Section 2(a) of the RRA. It is understood by all parties hereto that the notice set forth in the previous sentence is the only notice that Interwest needs to receive in order to deliver the Escrowed Shares to Shaar. If Interwest does not receive such written notice from Shaar within 7 days of February 13, 2001, it shall deliver the Escrowed Shares to Mr. Rechtman.


                            [SIGNATURE PAGE FOLLOWS]

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     Please sign this letter where indicated below to evidence your agreement to these terms, and return this letter to Don Hughes via facsimile at (312) 725-2258, whereupon this letter will become a binding agreement between us.


                                     WAREFORCE.COM, INC.



                                     By: /s/ Orie Rechtman
                                         -----------------------------
                                         Name: Orie Rechtman
                                         Title: CEO


AGREED TO AND ACCEPTED BY
AS OF THE DATE FIRST WRITTEN ABOVE:

/s/ Orie Rechtman
---------------------------------
Orie Rechtman


Interwest Transfer Company


By: /s/ Kurtis D. Hughes
    -----------------------------
    Name: Kurtis D. Hughes
    Title: V.P.



The Shaar Fund Ltd.

By: Levinson Capital Management


   By: /s/ Sam Levinson
       -----------------------------
       Name:  Sam Levinson
       Title: Managing Director